                                                                    EXHIBIT 25.2

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                                    FORM T-1
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY

                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A

                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           |__|
                          ___________________________
                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                                    13-5160382
(State of incorporation                                     (I.R.S. employer
if not a U.S. national bank)                                identification no.)

One Wall Street, New York, N.Y.                             10286
(Address of principal executive offices)                    (Zip code)

                          ___________________________

                           DEVON ENERGY CORPORATION
              (Exact name of obligor as specified in its charter)

Delaware                                                    73-1567067
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)


20 North Broadway, Suite 1500
Oklahoma City, Oklahoma                                     73102-8260
(Address of principal executive offices)                    (Zip code)

                          ___________________________

      Guarantee of Trust Preferred Securities of  Devon Financing Trust II
                      (Title of the indenture securities)

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1.   General information.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                       Name                                        Address
-----------------------------------------------------------------------------------------
    Superintendent of Banks of the State of New     2 Rector Street, New York, N.Y.
     York                                           10006, and Albany, N.Y. 12203

    Federal Reserve Bank of New York                33 Liberty Plaza, New York, N.Y.
                                                    10045

    Federal Deposit Insurance Corporation           Washington, D.C.  20429

    New York Clearing House Association             New York, New York   10005

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of November, 2000.

                              THE BANK OF NEW YORK

                              By:    /s/MARY LAGUMINA
                                   -------------------------------------
                                   Name:      MARY LAGUMINA
                                   Title:     VICE PRESIDENT

                                                                       EXHIBIT 7


                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS                                                                       Dollar Amounts
                                                                             In Thousands
Cash and balances due from depository
 institutions:
 Noninterest-bearing balances and currency and
  coin...........................................                            $ 4,133,121
 Interest-bearing balances.......................                              4,153,905
Securities:
 Held-to-maturity securities.....................                                908,946
 Available-for-sale securities...................                              4,889,160
Federal funds sold and Securities purchased
 under agreements to resell......................                              4,471,741
Loans and lease financing receivables:
 Loans and leases, net of unearned
  income...............38,423,509
 LESS: Allowance for loan and
  lease losses............590,846
 LESS: Allocated transfer risk
  reserve........................12,596
 Loans and leases, net of unearned income,
  allowance, and reserve.........................                             37,820,067
Trading Assets...................................                             11,028,326
Premises and fixed assets (including capitalized
 leases).........................................                                722,622
Other real estate owned..........................                                  6,351
Investments in unconsolidated subsidiaries and
 associated companies............................                                166,189
Customers' liability to this bank on acceptances
 outstanding.....................................                              1,154,448
Intangible assets................................                              1,338,942
Other assets.....................................                              3,392,303
                                                                             -----------
Total assets.....................................                            $74,186,121
                                                                             ===========

LIABILITIES
Deposits:
 In domestic offices.............................                            $28,759,739
 Noninterest-bearing.................  12,991,192
 Interest-bearing....................  15,768,547
 In foreign offices, Edge and Agreement
  subsidiaries, and IBFs.........................                             26,421,204
 Noninterest-bearing....................  550,232
 Interest-bearing....................  25,870,972
Federal funds purchased and Securities sold
 under agreements to repurchase..................                              1,619,310
Demand notes issued to the U.S.Treasury..........                                100,000
Trading liabilities..............................                              2,337,972
Other borrowed money:
 With remaining maturity of one year or less.....                              1,754,237
 With remaining maturity of more than one year
  through three years............................                                      0
 With remaining maturity of more than three years                                 31,080
Bank's liability on acceptances executed and
 outstanding.....................................                              1,155,970
Subordinated notes and debentures................                              1,652,000
Other liabilities................................                              4,169,081
                                                                           -------------
Total liabilities................................                             68,000,593
                                                                           =============
EQUITY CAPITAL
Common stock.....................................                              1,135,284
Surplus..........................................                                956,428
Undivided profits and capital reserves...........                              4,156,469
Net unrealized holding gains (losses) on
 available-for-sale securities...................                          (      33,142)
Accumulated net gains (losses) on cash flow
 hedges..........................................                                      0
Cumulative foreign currency translation
 adjustments.....................................                           (     29,511)
                                                                            ------------
Total equity capital.............................                              6,185,528
                                                                            ------------
Total liabilities and equity capital.............                            $74,186,121
                                                                            ============

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi                                       Directors
Gerald L. Hassell
Alan R. Griffith